Exhibit 99

                            PEOPLES BANK OF VIRGINIA

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas L. Newton, Jr., Oliver D. Rudy and Neale A. Moorer, Sr., or in any one of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of Peoples Bank of Virginia ("PBV"), to be held on March 16, 1998 at 7:00 p.m. at the Main Office of the Bank located at 9970 Iron Bridge Road, Chesterfield, Virginia and at any adjournment thereof, and to vote all shares of stock of PBV that the undersigned shall be entitled to vote at such meeting. The proxies are instructed to vote on the matter set forth in the proxy statement as specified below.


         1. To approve an Agreement and Plan of Reorganization, dated as of December 1, 1997, and a related Plan of Merger (collectively, the "Agreement") among PBV, F&M National Corporation ("F&M") and one of its subsidiary banks, F&M Bank-Richmond, providing for the merger of PBV with and into F&M-Richmond upon the terms and conditions set forth in the Agreement as described in the Proxy Statement/Prospectus of PBV and F&M, dated February 13, 1998.

                   FOR   [__]       AGAINST   [__]     ABSTAIN   [__]
                                                       (Has the same effect as a
                                                       vote Against)

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above.

Dated:________________, 1998

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                                           Please sign exactly as name appears
                                           on the stock certificate. When
                                           signing as attorney, executor,
                                           administrator or trustee, please give
                                           full title. This proxy may be
                                           revoked at any time prior to its
                                           exercise.